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                                  EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 1 to the Form S-4 Registration Statement on Form S-3 (No. 333-_____) and related Prospectus of
IVI Checkmate Corp. for the registration of 5,996,761 shares of its common stock and to the inclusion or incorporation by reference therein of our report dated February 18, 1998, with respect to the financial statements of Checkmate Electronics, Inc. included in its Annual Report on Form 10-K, as amended, for the year ended December 31, 1997, our report dated May 4, 1998 with respect to the consolidated financial statements of IVI Checkmate Corp. at March 31, 1998 and for the period from January 15, 1998 (date of inception) to March 31, 1998, and our report dated September 29, 1998 with respect to the supplemental consolidated financial statements of IVI Checkmate Corp. included in its Current Report on From 8-K dated October 1, 1998, filed with the Securities and Exchange Commission.

                                              ERNST & YOUNG LLP

Atlanta, Georgia
September 29, 1998